Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2,
       74V1 and 74V2

The following ICON Funds offer class shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below.

Asia-Pacific Region Fund
Europe Fund
International Equity Fund
Bond Fund
Core Equity Fund
Equity Income Fund
Long/Short Fund
Risk-Managed Equity Fund

All other ICON funds offer a single class of shares. Values have been populated in the Form N-SAR for these single class funds.

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and shares outstanding (74U1 and 74U2) presented have been combined as follows:

72DD1 and 74U1 - Class S, Class I and Class C
77D2 and 74U2 - Class Z, Class A and Class Q


The following is a class breakout of the total income distributions (000's), NAVs,income distributions per share and shares outstanding(000's) at October 31, 2009:

	Total Income 		Income	Shares
	Distributions 		Distributions	Outstanding
	(000's)	NAV	per share	(000's)

Class S
Asia-Pacific	 766 	10.64	 (0.11)	 10,176
Europe	 	1,818 	12.28	 (0.31)	 4,614
International
Equity	 	- 	11.27	 -   	 3,172

Class I
Asia-Pacific	- 	10.67	 (0.08)	 2
Europe	 	- 	12.27	 (0.26)	 -
International
Equity	 	1,477 	10.97	 (0.16)	 3,360
Bond	 	5,269 	10.28	 (0.40)	 16,156
Core Equity	- 	9.08	 -   	 6,938
Equity Income	2,442 	10.28	 (0.40)	 4,047
Long/Short	1,205 	11.73	 (0.28)	 1,297
Risk-Managed
Equity	 	749 	10.43	 (0.15)	 3,594

Class C
Asia-Pacific	- 	10.54	 (0.07)	 25
Europe	 	- 	12.15	 (0.24)	 2
International
Equity	 	116 	10.40	 (0.06)	 1,516
Bond	 	146 	10.3	 (0.34)	 431
Core Equity	- 	8.37	 -   	 3,953
Equity Income	124 	10.16	 (0.33)	 330
Long/Short	359 	11.19	 (0.19)	 1,348
Risk-Managed Equity	 38 	9.88	 (0.10)	 324

Class Z
Asia-Pacific	- 	10.68	 (0.13)	 1
Europe	 	- 	12.30	 (0.32)	 -
International
Equity	 	427 	11.13	 (0.20)	 2,644
Bond	 	19 	10.26	 (0.42)	 106
Core Equity	- 	9.07	 -   	 98
Equity Income	3 	10.26	 (0.42)	 6
Long/Short	4 	11.8	 (0.29)	 11
Risk-Managed
Equity	 	2 	10.61	 (0.16)	 7

Class A
Asia-Pacific	3 	10.63	 (0.05)	 51
Europe	 	4 	12.30	 (0.21)	 13
International
Equity	 	82 	11.07	 (0.14)	 471
Bond	 	- 	 -   	 -   	 -
Core Equity	- 	8.73	 -   	 225
Equity Income	17 	10.21	 (0.40)	 23
Long/Short	81 	11.67	 (0.28)	 205
Risk-Managed
Equity	 	15 	10.39	 (0.15)	 144

Class Q
International
Equity	 	205 	11.11	 (0.20)	 782

Amounts noted as - equal $0, are less than $500 or round to $0.